UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

Dynatronics Corporation

(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121
(Address of principal executive offices)	(Zip Code)

(801) 568-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DYNT	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2020, Dynatronics Corporation (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Canaccord Genuity LLC and Roth Capital Partners, LLC as the Company’s sales agents (the “Agents”), pursuant to which the Company may, from time to time, sell shares of its common stock, no par value per share, having an aggregate offering price of up to $10,000,000 (the “Shares”) through the Agents. The Company intends to use the net proceeds, if any, from the offering for general corporate purposes, including working capital, payments on our line of credit, general and administrative expenses, manufacturing expenses and potential acquisitions of companies and technologies that complement our business.

The Equity Distribution Agreement contains customary representations, warranties and covenants of the parties, including obligations of the Company to indemnify the Agents for certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms and conditions of the Equity Distribution Agreement, the Agents will use their commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company will pay the Agents a fixed commission at the rate of 3.0% of the gross proceeds from the Shares sold. In addition, the Company has agreed to pay certain expenses incurred by the Agents in connection with the offering. The Company and the Agents each have the right, by giving written notice as specified in the Equity Distribution Agreement, to terminate the Equity Distribution Agreement and cease the offering of Shares in each party’s sole discretion at any time.

Sales of the Shares may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing public trading market for the Shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law.

The Shares have been registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-224930), declared effective by the Securities and Exchange Commission on May 23, 2018, containing a prospectus, which consists of a base prospectus, dated May 23, 2018, and a prospectus supplement, dated March 12, 2020.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of March 12, 2020, by and among Dynatronics Corporation, Canaccord Genuity LLC and Roth Capital Partners, LLC.

5.1	Opinion of Durham Jones & Pinegar, P.C.

23.1	Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2020	DYNATRONICS CORPORATION

	By:	/s/ Brian Baker
	Name:	Brian Baker
	Title:	Chief Executive Officer

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